Exhibit 10.1

FIFTH AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This Fifth Amendment to Business Combination Agreement (the “Amendment”) is effective as of February 2, 2024, by and among QT Imaging, Inc., a Delaware corporation (“QT Imaging”), GigCapital5, Inc., a Delaware corporation (“GigCapital5”) and QTI Merger Sub, Inc., a Delaware corporation (“Merger Sub,” and together with QT Imaging and GigCapital5, the “Parties,” and individually, a “Party”). Certain capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the BCA (as defined below).

RECITALS

WHEREAS, QT Imaging, GigCapital5 and Merger Sub are parties to that certain Business Combination Agreement dated as of December 8, 2022, as amended by that First Amendment to Business Combination Agreement dated May 5, 2023, that Second Amendment to Business Combination Agreement dated September 21, 2023, that Third Amendment to the Business Combination Agreement dated November 10, 2023, and that Fourth Amendment to the Business Combination Agreement dated November 22, 2023 (the “BCA”), pursuant to which QT Imaging intends to merge with Merger Sub, with QT Imaging surviving the merger as a wholly owned subsidiary of GigCapital5;

WHEREAS, Section 9.04 of the BCA provides that the Parties may amend the BCA at any time prior to the Effective Time by an instrument in writing signed by each of the Parties; and

WHEREAS, QT Imaging, GigCapital5 and Merger Sub desire to amend the BCA as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The above recitals are hereby incorporated by reference into this Amendment as if set forth in full in the body hereof and each Party represents and warrants that, as to it, said recitals are true and accurate.

2. Amendment. The Parties hereby amend and restate the definition of “Aggregate Excess Company Transaction Expenses Shares” in Section 1.01 of the BCA in its entirety, with such amendment and addition in the form attached hereto as Exhibit A.

3. Interpretation. The terms of Section 1.03 of the BCA are hereby incorporated into this Amendment by reference.

4. BCA Provisions. Except as specifically amended hereunder, all of the terms and conditions of the BCA remain in full force and effect and this Amendment shall be governed by, and construed and enforced in accordance with, such terms and conditions. In the event of a conflict between the provisions of this Amendment and the provisions set forth in the BCA, this Amendment shall control.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

6. Applicable Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware and without reference to the choice or conflict of law principles (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of a different jurisdiction.

7. Successors and Assigns. No Party to this Amendment may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Amendment without the express prior written consent of each other Party to this Amendment. This Amendment shall be binding upon and inure to the benefit of the Parties to this Amendment and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 7 shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, GigCapital5, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GIGCAPITAL5, INC.

By	/s/ Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

QTI MERGER SUB, INC.

By	/s/ Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

QT IMAGING, INC.

By	/s/ Dr. John Klock
Name: Dr. John Klock
Title: Chief Executive Officer

[Signature Page to Fifth Amendment to Business Combination Agreement]

EXHIBIT A

SECTION 1.01 Certain Definitions. For purposes of this Agreement:

“Aggregate Excess Company Transaction Expenses Shares” means a number of shares of GigCapital5 Common Stock equal to the quotient of (a) the amount of Company Transaction Expenses in excess of the Company Transaction Expenses Cap, if any, divided by (b) $10.00, and rounded up to the nearest whole share.